Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

1847 HOLDINGS LLC
(Exact Name of Registrant as Specified in its Charter)

 Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Units(2)(3)	Rule 457(o)	$13,800,000	0.0001091	$1,505.58
Fees Previously Paid	Equity	Common Shares included in the units(4)	Rule 457(g)	-		-
Fees Previously Paid	Equity	Warrants included in the units(4)	Rule 457(g)	-		-
Fees Previously Paid	Equity	Common Shares underlying the warrants included in the units	Rule 457(o)	$27,600,000	0.0000927	$2,558.52
Fees Previously Paid	Equity	Representative’s Warrants(5)(6)	Rule 457(g)	-		-
Fees Previously Paid	Equity	Common Shares underlying Representative’s Warrants(5)	Rule 457(o)	$862,500	0.0001091	$94.10
	Total Offering Amounts			$42,262,500		$4,158.20
	Total Fees Previously Paid					$4,158.20
	Total Fee Offsets					$0.00
	Net Fee Due					$0.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Each unit consists of one common share and two warrants, each to purchase one common share at an exercise price per share equal to 100% of the unit offering price.

(3)	Includes common shares and/or warrants to purchase common shares that may be purchased by the underwriters pursuant to their over-allotment option.

(4)	Included in the price of the units. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	We have agreed to issue to the representative of the underwriters or its designees warrants to purchase the number of common shares equal to five percent (5%) of the number of common shares to be issued and sold in this offering. The warrants are exercisable for a price per share equal to 125% of the public offering price.

(6)	No fee required pursuant to Rule 457(g).